Exhibit 10.1
FIRST AMENDMENT TO MASTER REPURCHASE AGREEMENT
THIS FIRST AMENDMENT TO MASTER REPURCHASE AGREEMENT (this “Amendment”), dated as of August 17, 2021 (the “Effective Date”), is made by and among CMFT RE LENDING RF SUB CB, LLC, a Delaware limited liability company (“Seller”), CIM REAL ESTATE FINANCE TRUST, INC., a Maryland corporation (“Guarantor”) (for the purpose of acknowledging and agreeing to the provision set forth in Section 3 hereof), and CITIBANK, N.A., a national banking association (“Buyer”).
W I T N E S S E T H:
WHEREAS, Seller and Buyer have entered into that certain Master Repurchase Agreement, dated as of June 4, 2020, between Seller and Buyer (as the same may be further amended, supplemented, extended, restated, replaced or otherwise modified from time to time, the “Repurchase Agreement”);
WHEREAS, all capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Repurchase Agreement;
WHEREAS, Seller and Buyer desire to modify certain terms and provisions of the Repurchase Agreement as set forth herein.
NOW, THEREFORE, in consideration of ten dollars ($10) and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Seller and Buyer covenant and agree as follows as of the Effective Date and Guarantor acknowledges and agrees as to the provision set forth in Section 3 as of the Effective Date:
1.Modification of Repurchase Agreement. The Repurchase Agreement is hereby modified as of the Effective Date as follows:
(a)The following definitions in Article 2 of the Repurchase Agreement are hereby deleted in their entirety:
“Applicable Index”, “Conforming Changes”, “Index”, “Index Rate”, “Index Transition”, “Index Transition Date”, “Index Transition Event”, “Index Transition Notice”, “Interest Determination”, “ISDA Fallback Adjustment”, “ISDA Fallback Rate”, “London Business Day”, “Market Practice”, “Rate Adjustment”, “Relevant Governmental Body” and “Replacement Index”.
(b)The following definitions in Article 2 of the Repurchase Agreement are hereby deleted in their entirety and the following corresponding definitions are substituted therefor:
“Business Day” shall mean (a) a day other than (i) a Saturday or Sunday or (ii) a day in which the New York Stock Exchange, the Federal Reserve Bank of New York or Buyer is authorized or obligated by law or executive order to be closed and (b) with respect to any Pricing Rate Determination Date, a day on which commercial banks in London, England are open for dealing in foreign currency and exchange.

“Compounded SOFR” shall mean the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for such rate, and conventions for such rate (which may include compounding in advance or compounding in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Pricing Rate Period) being established by Buyer in accordance with:
(1)any rate, or methodology for this rate, and conventions for such rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:
(2)if, and to the extent that, Buyer determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then any rate, or methodology for such rate, and conventions for such rate that Buyer determines are substantially consistent with at least five (5) currently outstanding U.S. dollar-denominated loans or other similar agreements at such time (as a result of amendment, application of fallback benchmark rates or as originally executed);
provided, further, that if Buyer decides that any such rate, methodology or convention determined in accordance with clause (1) or (2) is not administratively feasible for Buyer, then Compounded SOFR will be deemed unable to be determined for purposes of the definition of “Benchmark Replacement”.
“Initial Facility Expiration Date” shall mean August 17, 2024 (or if such day is not a Business Day, the immediately succeeding Business Day).
“ISDA” shall mean the International Swaps and Derivatives Association, or any successor organization.
“ISDA Definitions” shall mean the 2006 ISDA Definitions published by ISDA, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published by ISDA from time to time.
“Pricing Rate Determination Date” shall mean with respect to any Pricing Rate Period with respect to any Transaction, the second (2nd) Business Day preceding the first day of such Pricing Rate Period.
“Pricing Rate Period” shall mean, with respect to any Remittance Date and Purchased Asset, (a) in the case of the first (1st) Remittance Date, the period from and including the original Purchase Date for such Purchased Asset to but excluding the next following Remittance Date, and (b) in the case of each subsequent Remittance Date, the one-month period from and including the preceding Remittance Date to but excluding such Remittance Date; provided that no Pricing Rate Period for a Purchased Asset shall end after the Repurchase Date for such Purchased Asset.
“SOFR” shall mean, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR

Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.
“Term SOFR” shall mean, for the applicable Corresponding Tenor, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
(c)The following defined terms are hereby added to Article 2 of the Repurchase Agreement in their appropriate alphabetical location as follows:
“Anticipated Benchmark Replacement Date” shall have the meaning specified in Article 3(g)(vii).
“Benchmark” shall mean, initially, LIBOR; provided that if a Benchmark Transition Event, an Early Opt-in Election or a Term SOFR Transition Event, as applicable, and its related Benchmark Replacement Date have occurred with respect to LIBOR, or the then current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Article 3(g); provided, further, that in no event shall the Benchmark for any Pricing Rate Period be less than the Benchmark Floor.
“Benchmark Floor” shall mean zero percent 0.0%.
“Benchmark Replacement” shall mean, for any Pricing Rate Period, the first alternative set forth in the order below that can be determined by Buyer for the applicable Benchmark Replacement Date:
(1)the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;
(2)the sum of: (a) Compounded SOFR and (b) the related Benchmark Replacement Adjustment; and
(3)the sum of: (a) the alternate benchmark rate that has been selected by Buyer as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar denominated facilities or other similar agreements at such time and (b) the related Benchmark Replacement Adjustment;
provided that, in the case of clauses (1) or (2) above, such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by Buyer in its reasonable discretion.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then current Benchmark with an Unadjusted Benchmark Replacement for any applicable Pricing Rate Period for any setting of such Unadjusted Benchmark Replacement:
(1)for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by Buyer:
(a)     the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Pricing Rate Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor; or
(b)    the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Pricing Rate Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and
(2)for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by Buyer for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated loans or other similar agreements; provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by Buyer in its reasonable discretion.
“Benchmark Replacement Conforming Changes” shall mean, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including,

without limitation, changes to the definitions of “Pricing Rate Period”, “Pricing Rate Determination Date”, “Reference Time” and any similar defined term in this Agreement, provisions with respect to timing and frequency of determining rates and making payments of price differential, timing of transaction requests, future funding requests, prepayments or repayments, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, the formula for calculating any successor rates identified pursuant to the definition of “Benchmark Replacement”, the formula, methodology or convention for applying the successor Benchmark Floor to the successor Benchmark Replacement and other technical, administrative or operational matters) that Buyer decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Buyer in a manner substantially consistent with market practice (or, if Buyer decides that adoption of any portion of such market practice is not administratively feasible or if Buyer determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as Buyer decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).
“Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Benchmark:
(1)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof);
(2)in the case of clause (3) of the definition of “Benchmark Transition Event”, the date of the public statement or publication of information referenced therein;
(3)in the case of an Early Opt-in Election, the fifth (5th) Business Day after the applicable notice is provided to Seller; or
(4)in the case of a Term SOFR Transition Event, the date set forth in the related notice provided to Seller.
For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.
“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:
(1)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof);
(2)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component thereof); or
(3)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that the Benchmark (or such component thereof) is no longer representative.
“Corresponding Tenor” shall mean a tenor or observation period (including overnight), as applicable, having approximately the same length (disregarding business day adjustment) as the Pricing Rate Period.
“Early Opt-in Election” shall mean, if the then-current Benchmark is LIBOR, the occurrence of:
(1)a determination by Buyer that at least five (5) currently outstanding U.S. dollar-denominated loans or other similar agreements at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate; and
(2)the provision by Buyer of the applicable notice to Seller.
“First Amendment” shall mean that certain First Amendment to Master Repurchase Agreement, dated as of August 17, 2021, by and among Buyer, Guarantor and Seller.
“Reference Time” with respect to any setting of the then-current Benchmark shall mean (1) if such Benchmark is LIBOR, 11:00 a.m. (London time) on the Pricing Rate

Determination Date, and (2) if the Benchmark is not LIBOR, the time on the Pricing Rate Determination Date determined by Buyer in its reasonable discretion.
“Relevant Governmental Body” shall mean the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” shall mean the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“Term SOFR Transition Event” shall have the meaning specified in Article 3(g)(iv).
“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
(d)Article 3(f)(iii) of the Repurchase Agreement is hereby deleted in its entirety and replaced with the following:
“(iii) the determination of any Benchmark,”
(e)Article 3(g) of the Repurchase Agreement is hereby deleted in its entirety and replaced with the following:
“(g)    Effect of Benchmark Transition Event.
(i)Benchmark Replacement. Notwithstanding anything to the contrary in this Agreement or in any other Transaction Document, if a Benchmark Transition Event, an Early Opt-in Election or a Term SOFR Transition Event, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then:
(A)if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document; and
(B)if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to Seller without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document.
(ii)Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, Buyer will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of Seller or any other party to this Agreement or any other Transaction Document.
(iii)Market Disruption.  Notwithstanding the foregoing, if Buyer determines that adequate and reasonable means do not exist for ascertaining the then-current Benchmark (or, if such Benchmark is LIBOR, such Benchmark is determined pursuant to the second through fifth sentences in the definition of “LIBOR”), as of any date of determination, Buyer may give notice to Seller, whereupon the Benchmark portion of the Pricing Rate for such date of determination, and for all subsequent dates of determination until such notice has been withdrawn by Buyer (or until the occurrence of any Benchmark Transition Event, Early Opt-in Election or Term SOFR Transition Event, as applicable, with respect to the Benchmark which cannot be ascertained, and the related Benchmark Replacement Date), shall be a Benchmark Replacement determined by Buyer pursuant to clause (3) of the definition of  “Benchmark Replacement”.
(iv)Term SOFR Transition. If (i) a Benchmark Replacement Date has occurred and the applicable Benchmark Replacement on such Benchmark Replacement Date is a Benchmark Replacement other than the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, (ii) subsequently, the Relevant Governmental Body recommends for use a forward-looking term rate based on SOFR and (iii) Buyer determines (in its sole discretion) that such forward looking term rate is administratively feasible for Buyer, then Buyer may (in its sole discretion) provide Seller with written notice (a “Term SOFR Transition Event”) that from and after a date identified in such notice: (i) a Benchmark Replacement Date shall be deemed to have occurred and the Benchmark Replacement on such Benchmark Replacement Date shall be deemed to be a Benchmark Replacement determined in accordance with clause (1) of the definition of “Benchmark Replacement”; provided, however, that if upon such Benchmark Replacement Date the Benchmark Replacement Adjustment is unable to be determined in accordance with clause (1) of the definition of “Benchmark Replacement” and the corresponding definition of “Benchmark Replacement Adjustment”, then the Benchmark Replacement Adjustment in effect immediately prior to such Benchmark Replacement Date shall be utilized for purposes of this Benchmark Replacement and (ii) such forward looking term rate shall be deemed to be the forward looking term rate referenced in the definition of “Term SOFR” for all purposes under this Agreement or under any other Transaction Document in respect of any Benchmark setting and any subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document. For the avoidance of doubt, if the circumstances described in the immediately preceding sentence shall occur, all applicable provisions set forth in this Article 3(g) shall apply with respect to such election of Buyer as completely as if such forward-looking term rate was initially determined in accordance with clause (1) of the definition of “Benchmark Replacement”, including, without limitation, the provisions set forth in Article 3(g)(ii).
(v)Notices; Standards for Decisions and Determinations. Buyer will promptly notify Seller of (a) any Benchmark Replacement Date, (b) the effectiveness of any Benchmark Replacement Conforming Changes and (c) the effectiveness of any changes to the calculation of the Pricing Rate described in Article 3(g)(iii). For the avoidance of doubt, any notice required to be delivered by Buyer as set forth in this Article 3(g) may be provided, at the option of Buyer (in its sole discretion), in one or more notices and may be delivered together with, or as a part of, any amendment which implements any Benchmark Replacement or Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by Agent pursuant to this Article 3(g), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in Buyer’s reasonable discretion and without consent from Seller or any other party to this Agreement or any other Transaction Document.
(vi)Disclaimer. Buyer does not warrant or accept any responsibility for, and shall not have any liability with respect to (i) the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBOR” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation any Benchmark Replacement implemented hereunder), (ii) the composition or characteristics of any such Benchmark Replacement, including whether it is similar to, or produces the same value or economic equivalence to LIBOR (or any other Benchmark) or have the same volume or liquidity as did LIBOR (or any other Benchmark), (iii) any actions or use of its discretion or other decisions or determinations made with respect to any matters covered by Article 3(g), including, without limitation, whether or not a Benchmark Transition Event has occurred, the removal or lack thereof of unavailable or non-representative tenors of LIBOR (or any other Benchmark), the implementation or lack thereof of any Benchmark Replacement Conforming Changes, the delivery or non-delivery of any notices required by Article 3(g)(v) or otherwise in accordance herewith, and (iv) the effect of any of the foregoing provisions of Article 3(g).
(vii)Acknowledgement of Benchmark Transition Event. Notwithstanding anything to the contrary in this Agreement or in any other Transaction Document, Buyer and Seller acknowledge and agree that a Benchmark Transition Event in respect of LIBOR occurred on March 5, 2021. Although June 30, 2023 (the “Anticipated Benchmark Replacement Date”) is the anticipated date on which the administrator of

LIBOR will permanently or indefinitely cease to provide LIBOR or on which LIBOR will be declared no longer representative, the Benchmark Replacement Date cannot be determined with certainty by Buyer as of the date of the First Amendment. Seller acknowledges and agrees that Buyer may determine that the Benchmark Replacement Date with respect to LIBOR will differ from the Anticipated Benchmark Replacement Date in connection with the occurrence of another Benchmark Transition Event, an Early Opt-in Election or a Term SOFR Transition Event.”
(f)The definition of “Eligibility Criteria” is hereby modified by replacing “an Index Rate” with “a Benchmark”.
(g)Article 3(f) of the Repurchase Agreement is hereby modified by replacing “Interest Determination” with “Benchmark Replacement Date”.
(h)Article 3(i)(2)(B) of the Repurchase Agreement is hereby modified by replacing “Index Rate” with “Benchmark”.
2.Seller’s Representations. Seller has taken all necessary action to authorize the execution, delivery and performance of this Amendment. This Amendment has been duly executed and delivered by or on behalf of Seller and constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles. No Event of Default has occurred and is continuing, and no Event of Default will occur as a result of the execution, delivery and performance by Seller of this Amendment. Any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Seller of this Amendment has been obtained and is in full force and effect (other than consents, approvals, authorizations, orders, registrations or qualifications that if not obtained, are not reasonably likely to have a Material Adverse Effect).
3.Reaffirmation of Guaranty. Guarantor has executed this Amendment for the purpose of acknowledging and agreeing that, notwithstanding the execution and delivery of this Amendment and the amendment of the Repurchase Agreement hereunder, all of Guarantor’s obligations under the Guaranty remain in full force and effect and the same are hereby irrevocably and unconditionally ratified and confirmed by Guarantor in all respects.
4.Conditions Precedent. This Amendment and its provisions shall become effective upon the execution and delivery of this Amendment by a duly authorized officer of each of Seller, Buyer and Guarantor.
5.Agreement Regarding Expenses. Seller agrees to pay Buyer’s reasonable out of pocket expenses (including reasonable legal fees) incurred in connection with the preparation and negotiation of this Amendment promptly after Buyer or Buyer’s counsel gives Seller an invoice for such expenses.
6.Full Force and Effect. Except as expressly modified hereby, all of the terms, covenants and conditions of the Repurchase Agreement and the other Transaction Documents remain unmodified and in full force and effect and are hereby ratified and confirmed by Seller. Any inconsistency between this Amendment and the Repurchase Agreement (as it existed before this Amendment) shall be resolved in favor of this Amendment, whether or not this Amendment specifically modifies the particular provision(s) in the Repurchase Agreement inconsistent with this Amendment. All references to the “Agreement” in the Repurchase Agreement or to the “Repurchase Agreement” in any of the other Transaction Documents shall mean and refer to the Repurchase Agreement as modified and amended hereby.
7.No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Buyer under the Repurchase Agreement, any of the other Transaction Documents or any other document, instrument or agreement executed and/or delivered in connection therewith.
8.Headings. Each of the captions contained in this Amendment are for the convenience of reference only and shall not define or limit the provisions hereof.
9.Counterparts. This Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute the same agreement. Signatures delivered by email (in PDF format) shall be considered binding with the same force and effect as original signatures
10.Governing Law. This Amendment shall be governed in accordance with the terms and provisions of Article 19 of the Repurchase Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the day and year first above written and effective as of the Effective Date.
BUYER:
CITIBANK, N.A.
By: /s/ Richard Schlenger
Name: Richard Schlenger
Title: Authorized Signatory

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[Signature Page to First Amendment to Master Repurchase Agreement]

SELLER:

CMFT RE LENDING RF SUB CB, LLC, a Delaware limited liability company By: /s/ Nathan D. DeBacker Name: Nathan D. DeBacker Title: Vice President, Chief Financial Officer and Treasurer

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[Signature Page to First Amendment to Master Repurchase Agreement]

GUARANTOR:

CMFT REAL ESTATE FINANCE TRUST, INC, a Maryland corporation By: /s/ Nathan D. DeBacker Name: Nathan D. DeBacker Title: Vice President, Chief Financial Officer and Treasurer